UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2026
__________________________________

VALVOLINE INC.
(Exact name of registrant as specified in its charter)
___________________________________

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Valvoline Way
Suite 100
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.	Other Events
On August 13, 2026, Valvoline Inc. (“Valvoline”) issued a press release announcing that it had commenced an offering of $500 million aggregate principal amount of senior notes due 2034. Subsequently, on August 13, 2026, Valvoline issued a press release announcing that it had priced the offering of $600,000,000 aggregate principal amount of 6.125% senior notes due 2034 (the “Notes”), upsizing the aggregate principal amount offered by $100 million. The Notes will be unsubordinated unsecured obligations of Valvoline and will be guaranteed on an unsubordinated unsecured basis by each of Valvoline’s subsidiaries that guarantees Valvoline’s obligations under its existing senior secured credit facilities or the 2031 Notes. Valvoline intends to use the net proceeds from the offering to repay in full its senior secured term loan A facility and partially repay its senior secured term loan B facility, to pay related fees and expenses, and the remainder, if any, for general corporate purposes. The offering is expected to close on August 24, 2026, subject to customary closing conditions. The offering of the Notes is part of a coordinated refinancing transaction intended to strengthen Valvoline’s debt maturity profile and enhance liquidity.

Substantially concurrently with or following the closing of the offering, Valvoline intends to enter into an amendment to its existing revolving credit facility (the “Credit Facilities Amendment”) to, among other things, increase availability thereunder from $475 million to $600 million, reduce the pricing thereof and extend its maturity to the date that is five years after the amendment effective date. The Credit Facilities Amendment is expected to enhance Valvoline’s liquidity position, reduce borrowing costs and provide additional financial flexibility. The offering of Notes is not conditioned upon the effectiveness of the Credit Facilities Amendment. As of the date of this Form 8-K, Valvoline has not entered into definitive documentation for the Credit Facilities Amendment and cannot be certain that it will enter into such documentation on the terms described herein or at all.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

Copies of the press releases announcing the commencement and pricing of the Notes offering are hereby incorporated by reference and attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description of Exhibit
99.1	Press Release announcing the commencement of the Notes offering dated August 13, 2026
99.2	Press Release announcing the pricing of the Notes offering dated August 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: August 13, 2026	By:	/s/ J. Kevin Willis
J. Kevin Willis
Chief Financial Officer

3